Exhibit 10.2

XOMA LTD.
RESTRICTED SHARE PLAN

(As Restated And Amended Through July 21, 2010)

ARTICLE I

GENERAL

1.           PURPOSE OF THE PLAN

This Restricted Share Plan ("Plan") is intended to promote the interests of XOMA Ltd. (the "Company") by providing (i) those key employees of the Company and its subsidiaries who are primarily responsible for the management, growth and financial success of the Company or its subsidiaries and (ii) those consultants who provide valuable services to the Company or its subsidiaries, with the opportunity to acquire a proprietary interest, or increase their proprietary interest, in the Company and thereby to encourage such individuals to remain in the employ or service of the Company or its subsidiaries.

2.           STRUCTURE OF THE PLAN

(a)           Except for options granted and shares issued to employees of the Company from and after January 1, 2005 under the Plan, the following terms apply:

(i)           The Plan shall be divided into two separate components:  the Option Grant Program specified in Article II and the Share Issuance Program specified in Article III.  Under the Option Grant Program, eligible individuals may be granted options to purchase Common Shares of the Company at a discount of up to 15% of the fair market value of such shares on the grant date.

(ii)           The Share Issuance Program shall allow eligible individuals to acquire Common Shares of the Company either through direct purchases or upon the exercise of option grants.  Such shares may be purchased at a discount of up to 15% of their fair market value on the issue date (for direct issuances) or 15% of such fair market value on the option grant date (for shares acquired upon the exercise of granted options).  The purchased shares may be issued as fully-vested shares or as shares which are to vest over time.  Issuances may be effected either through direct purchases or upon the exercise of option grants.  Any or all of the issued shares may be subject to a permanent right of first refusal binding all holders of the shares to offer such shares for sale to the Company at a formula price prior to any sale or other disposition to a third party.  The fair market value of shares subject to such first refusal rights shall be appropriately discounted to reflect this non-lapse restriction.

(b)           For options granted and shares issued to employees of the Company from and after January 1, 2005 under the Plan, the following terms apply:

(i)           The Plan shall be divided into two separate components:  the Option Grant Program specified in Article II and the Share Issuance Program specified in Article III.  Under the Option Grant Program, eligible individuals may be granted options to purchase Common Shares of the Company 100% of the fair market value of such shares on the grant date.

(ii)           The Share Issuance Program shall allow eligible individuals to acquire Common Shares of the Company either through direct purchases or upon the exercise of option grants.  Such shares may be purchased at 100% of their fair market value on the issue date (for direct issuances) or 100% of such fair market value on the option grant date (for shares acquired upon the exercise of granted options).  The purchased shares may be issued as fully-vested shares or as shares which are to vest over time.  Issuances may be effected either through direct purchases or upon the exercise of option grants.  Any or all of the issued shares may be subject to a permanent right of first refusal binding all holders of the shares to offer such shares for sale to the Company at a formula price prior to any sale or other disposition to a third party.  The fair market value of shares subject to such first refusal rights shall be appropriately discounted to reflect this non-lapse restriction.

(c)           The provisions of Articles I and IV of the Plan shall apply to both the Option Grant Program and the Share Issuance Program and shall accordingly govern the interests of all individuals in the Plan.

(d)           For all purposes of the Plan, the following definitions shall be in effect:

(i)           An individual shall be deemed to be in the Service of the Company for so long as he remains an employee of the Company or renders periodic services to the Company or its subsidiaries as a consultant, advisor or other independent service provider.

(ii)           An individual shall be deemed to be an employee of the Company for so long as he continues in the active employ of the Company or one or more of its subsidiary corporations.

(iii)           The term "subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each of the corporations in the chain (other than the last corporation) owns shares possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

3.           ADMINISTRATION OF THE PLAN

(a)           The Plan shall be administered by the Company's Board of Directors (the "Board").  The Board, however, may at any time appoint a committee ("Committee") of two (2) or more "non-employee directors" (within the meaning of Rule 16b-3 (b)(3) of the Securities and Exchange Commission as amended in 1996 or any successor provision thereto) to administer one or more provisions of the Plan, including the Option Grant provisions of Article II or the Share

Issuance provisions of Article III, or to provide recommendations to the Board with respect to the Board's administration of those provisions.  It is also intended that the non-employee directors shall also be "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code).  However, the mere fact that a Committee member shall fail to qualify as a non-employee director or an outside director shall not invalidate any options or shares granted by the Committee which are otherwise validly made under the Plan.  Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

(b)           The Plan Administrator (either the Board or the Committee, to the extent the Committee has been delegated responsibility for the administration of the Plan) shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option grants or share issuances as it may deem necessary or advisable.  Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option grant or share issuance.

4.           OPTION GRANTS AND SHARE ISSUANCES

(a)           Key employees (including officers and directors) of the Company (or its subsidiaries) and consultants (other than the non-employee directors) who provide valuable services to the Company (or its subsidiaries) shall be eligible to receive share issuances under the Share  Issuance Program ("Participant") and/or option grants pursuant to the Option Grant Program ("Optionee").  Directors who are not employees of the Company shall not be eligible to receive such share issuances or option grants or to participate otherwise in the Plan.

(b)           The Committee, or the Board if no Committee is appointed pursuant to Section 3, shall have full authority to determine, (I) with respect to the option grants made under the Plan, the number of shares to be covered by each grant, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (II) with respect to share issuances under the Share  Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, the consideration to be paid by the individual for such shares and the appropriate formula price to be in effect for the Company's first refusal rights.

(c)           All options granted pursuant to the Plan shall be deemed to have been granted on the date of authorization by the Plan Administrator or at any later date specified by the Plan Administrator at the time of such authorization.  Any individual may hold more than one outstanding option under the Plan.

(d)           The Plan Administrator shall have the absolute discretion either to grant non-qualified options in accordance with Article II of the Plan or to effect direct share issuances in accordance with Article III of the Plan.

5.           SHARES  SUBJECT TO THE PLAN

(a)           The shares issuable under the Plan shall be shares of the Company's authorized but unissued common shares ("Common Shares").  The maximum number of shares issuable over the term of the Plan shall not exceed 2,750,000 shares, subject to adjustment as provided in Section 5(c) of this Article I.  In no event, however, shall more than 37,300,000 shares (subject to adjustment under Section 5(c) of this Article I) be issued in the aggregate over the term of this Plan and the Company's 1981 Share Option Plan ("1981 Plan").

For any one individual, the number of shares for which options or share appreciation rights may be granted under the Option Grant Program beginning on October 30, 1996 and ending at the expiration of the term of the Plan may not exceed 7,000,000.

(b)           Should an option under the Plan be terminated for any reason prior to exercise or surrender in full, the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grant or share issuance under the Plan or for subsequent option grant under the 1981 Plan.  Shares subject to an option (or portion of an option) surrendered under the Plan in connection with a Control Acquisition (as defined in Article II, Section 2(d)) shall not be available for subsequent option grant or share  issuance under the Plan or for subsequent option grant under the 1981 Plan.  Shares issued under the Share Issuance Program (whether as vested or unvested shares) which are repurchased by the Company shall not be available for subsequent reissuance under this Plan or the 1981 Plan.

(c)           If any change is made to the Common Shares issuable under the Plan by reason of any share  dividend, share  split, combination of shares, recapitalization or other change affecting the outstanding Common Shares as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the number of shares issuable under the Plan, (ii) the number of shares issuable in the aggregate under this Plan and the 1981 Plan and (iii) the number and/or class of shares and the option price per Common Share subject to each outstanding option in order to prevent the dilution or enlargement of benefits thereunder.  The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

(d)           Common Shares issuable under the Plan, whether under the Option Grant Program or the Share Issuance Program, may be subject to such restrictions on transfer, repurchase rights or other restrictions as are determined by the Plan Administrator.

ARTICLE II

OPTION GRANT PROGRAM

1.           TERMS AND CONDITIONS OF OPTIONS

Each option granted under the Plan shall be a non-qualified option and shall be evidenced by a share  option agreement that complies with (or incorporates) each of the terms and conditions of this Article II.

(a)           Option Price.

(1)           Except for options granted to employees of the Company from and after January 1, 2005 under the Plan, subject to the provisions of Section (a)(3) below, the option price per share shall be fixed by the Plan Administrator, but in no event shall it be less than eighty-five percent (85%) of the fair market value per Common Share on the date of the option grant.

(2)           For options granted to employees of the Company from and after January 1, 2005 under the Plan, subject to the provisions of Section (a)(3) below, the option price per share shall be fixed by the Plan Administrator but in no event shall it be less than one hundred percent (100%) of the fair market value per Common Share on the date of the option grant.

(3)           If the individual to whom the option is granted is at such time the owner of shares  (as determined under Section 425(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of shares  of the Company or any one of its subsidiary corporations ("10% Shareholder"), then the option price per share shall not be less than one hundred ten percent (110%) of the fair market value per Common Share on the grant date.

(4)           The option price shall become immediately due upon exercise of the option and, subject to the provisions of Article IV, Section 2, shall be payable in one of the following alternative forms specified below (as determined by the Plan Administrator and set forth in the instrument evidencing the grant):

(A)           Full payment in cash or cash equivalents; or

(B)           Full payment in Common Shares valued at fair market value on the Exercise Date (as such term is defined below) equal to the option price; or

(C)           Full payment in a combination of Common Shares valued at fair market value on the Exercise Date and cash or cash equivalents, equal in the aggregate to the option price; or

(D)           Payment effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to the designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds, an amount equal to the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such broker-dealer.

For purposes of this subsection (a)(3), the Exercise Date is the date on which written notice of the exercise of the option is given to the Company.  Except to the extent the sale and remittance procedure of clause (D) above is utilized, payment of the option price for the purchased shares shall accompany such notice.

(5)           For purposes of subsections (1), (2), (3) and (4) above (and for all other valuation purposes under the Plan), the fair market value per Common Share shall be determined in accordance with the following provisions:

(A)           If the Common Shares are not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the closing selling price per Common Share on the date in question, as such price is reported by the National Association of Securities Dealers through its Nasdaq National Market or any successor system.  If there is no reported closing selling price for the Common Shares on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

(B)           If the Common Shares are at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price per Common Share on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Shares , as such price is officially quoted on such exchange.  If there is no reported sale of Common Shares on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(C)           If the Common Shares are at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or if the Plan Administrator determines that the value as determined pursuant to subsection (A) or (B) above does not reflect fair market value), then the Plan Administrator shall determine fair market value after taking into account such factors as it deems appropriate, including one or more independent professional appraisals.

(b)           Term and Exercise of Options; Transferability.  Each option granted under the Plan shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the share  option agreement evidencing such option; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the grant date.

Options may, in the discretion of the Plan Administrator, be granted on terms which permit their transfer or assignment to the spouse of the Optionee or a descendent of the Optionee (any such spouse or descendent, an "Immediate Family Member") or a corporation, partnership, limited liability company or trust so long as all of the shareholders, partners, members or beneficiaries thereof, as the case may be, are either the Optionee or an Immediate Family Member of the Optionee, provided that (i) there may be no consideration for any such transfer, (ii) the share  option agreement pursuant to which such options are granted must expressly provide for transferability in a manner consistent with the foregoing and (iii) subsequent transfers of transferred options will be prohibited other than by will or the laws of descent and distribution.  Following transfer, any such options will continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the option agreement the term "Optionee" will refer to the transferee.  The events of termination of employment will continue to be applied with respect to the original Optionee, following which the options will be exercisable by the transferee only to the extent, and for the periods specified, in the option agreement.

(c)           Effect of Termination of Employment.

(1)           Termination Generally.  Should an Optionee cease to be an employee of the Company while the holder of one or more outstanding options granted to such Optionee under the Plan for any reason other than as provided under subsections (2), (3) or (4) below, then such option or options shall not remain exercisable for more than a twelve (12) month period (or such shorter period as is determined by the Plan Administrator and set forth in the option agreement) following the date of such cessation of employee status, and each such option shall, during such twelve (12) month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of such cessation of employee status.  Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.  Upon the expiration of such twelve (12) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

(2)           Termination on Death.  Should an Optionee cease to be an employee of the Company while the holder of one or more outstanding options under the Plan by reason of death, then such option or options shall become fully exercisable on the date of death even if such options were not fully exercisable prior to death, and shall remain exercisable for a twelve (12) month period following the date of death.  Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.  Upon the expiration of such twelve (12) month period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.  In the case of any option granted to an Optionee under the Plan and exercisable following the Optionee's death, such options shall be exercisable by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to subsection (b) above, provided such exercise occurs prior to the earlier of (i) the expiration of a twelve (12) month period following the date of the Optionee's death or (ii) the specified expiration date of the option term.

(3)           Termination on Retirement.  Should an Optionee cease to be an employee of the Company while the holder of one or more outstanding options under the Plan by reason of retirement at or after age fifty-five (55) and where the optionee’s age plus years of full-time employment with the Company exceed seventy (70) ("Retirement"), then such option or options shall become fully exercisable as of the date of Retirement (even if such options were not fully exercisable prior to Retirement) as if the optionee continued in employment and shall remain exercisable for a twelve (12) month period following the date of Retirement.

Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.  Upon the expiration of such twelve (12) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

(4)           Termination for Cause or Unauthorized Disclosure.  If (i) the Optionee's status as an employee is terminated for cause (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure or use of confidential information or trade secrets) or (ii) the Optionee makes or attempts to make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its subsidiaries, then upon the occurrence of any such event all outstanding options granted the Optionee under the Plan shall immediately terminate and cease to be exercisable.

(5)           Discretion to Accelerate Exercisability. Notwithstanding subsection (1) above, the Plan Administrator shall have the discretion to establish as a provision applicable to the exercise of one or more options granted under the Plan that during the period of exercisability following cessation of employee status (as provided in such subsections), the option may be exercised not only with respect to the number of shares for which it is exercisable at the time of the Optionee's cessation of employee status but also with respect to one or more installments of purchasable shares for which the option otherwise would have become exercisable had such cessation of employee status not occurred.

(6)           Consultant.  If the option is granted to a consultant or other independent contractor, then the instrument evidencing the granted option shall include provisions comparable to subsections (1), (2), (3) and (4) above, and may include provisions comparable to subsection (5) above, with respect to the Optionee's termination of Service.

(d)           Repurchase Rights.  The Common Shares acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Company in accordance with the following provisions:

(1)           The Plan Administrator may in its discretion determine that it shall be a term and condition of one or more options granted under the Plan that the Company (or its assigns) shall have the right, exercisable upon the Optionee's cessation of Service, to repurchase at the original option price any or all unvested Common Shares at the time held by such individual under the Plan.  Any such repurchase right shall be exercisable by the Company (or its assigns) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provisions for the expiration of such right in one or more installments) as the Plan Administrator may specify in the instrument evidencing such right.

(2)           The Plan Administrator shall also have full power and authority to provide for the automatic termination of the Company's outstanding repurchase rights, in whole and in part, and thereby accelerate the vesting of any or all purchased shares, upon the occurrence of any Corporate Transaction specified in Article II, Section 3 below.

(e)           Shareholder Rights.  An Optionee shall have no shareholder rights with respect to any shares covered by the option until such Optionee has exercised the option, paid the option price and been issued the purchased shares.

2.           SHARE  APPRECIATION RIGHTS

(a)           One or more Optionees may, upon such terms and conditions as the Plan Administrator may establish at the time of the option grant or at any time thereafter, be granted the right to surrender all or part of an unexercised option in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (at date of surrender) of the number of shares in which the Optionee is at the time vested under the surrendered option or portion thereof over (ii) the aggregate option price payable for such vested shares.  No surrender of an option, however, shall be effective unless it is approved by the Plan Administrator.  If the surrender is so approved, then the distribution to which the option holder shall accordingly become entitled under this subsection 2(a) may be made in Common Shares valued at fair market value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(b)           If the surrender of an option is rejected by the Plan Administrator, then the option holder shall retain whatever rights the option holder had under the surrendered option (or surrendered portion thereof) on the date of surrender and may exercise such rights at any time prior to the later of (i) the expiration of the 5 business-day period following receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten (10) years (or five (5) years in the case of a 10% Shareholder) following the date of the option grant.

(c)           Notwithstanding the foregoing provisions of this Section 2, should twenty-five percent (25%) or more of the Company's outstanding voting shares  be acquired pursuant to a tender or exchange offer (I) which is made by a person or group of related persons other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with the Company and (ii) which the Board does not recommend the Company's shareholders to accept (a "Control Acquisition"), then each officer or director who is subject to the short-swing profit restrictions of the Federal securities laws shall have the right (exercisable for a period not to exceed thirty (30) days) to surrender any or all options held by such individual under the Plan, to the extent such options are at the time exercisable for vested shares, and receive in exchange an appreciation distribution from the Company calculated in accordance with Section 2(a).  The approval of the Plan Administrator shall not be required for such surrender, and the distribution to which such individual shall become entitled upon such surrender shall be made entirely in cash.

3.           SALE, MERGER, REORGANIZATION, ETC.

(a)           In the event of one or more of the following transactions (“Corporate Transaction”):

(i)           a merger, amalgamation or acquisition in which the Company is not the surviving or continuing entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company’s incorporation;

(ii)           the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

(iii)           any other business combination in which fifty percent (50%) or more of the Company’s outstanding voting shares is transferred to different holders in a single transaction or a series of related transactions, then each option at the time outstanding under the Plan and not then otherwise fully exercisable shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for up to the total number of Common Shares purchasable under such option and may be exercised for all or any portion of the shares for which the option is so accelerated.  However, an outstanding option shall not be so accelerated if and to the extent such option is in connection with the Corporate Transaction either to be assumed by the successor corporation (or affiliate thereof) or to be replaced with a comparable option to purchase shares of capital stock of the successor corporation (or affiliate thereof), such comparability to be determined by the Plan Administrator.

(b)           Upon the consummation of the Corporate Transaction, all outstanding options under the Plan shall, to the extent not previously exercised or assumed by the successor corporation (or its affiliate), terminate and cease to be exercisable.

(c)           If the Company is the surviving or continuing entity in any Corporate Transaction or the outstanding options under the Plan are to be assumed in connection with such Corporate Transaction, then each such continuing or assumed option shall be appropriately adjusted immediately after such Corporate Transaction to apply and pertain to the number and class of securities which would have been issuable to the Optionee in consummation of the Corporate Transaction, had such option been exercised immediately prior to the effective date of such Corporate Transaction.  Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price shall remain the same.  In addition, the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction shall be appropriately adjusted.

(d)           The grant of options under the Plan shall not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, amalgamate, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

4.           [RESERVED]

ARTICLE III

SHARE  ISSUANCE PROGRAM

1.           TERMS AND CONDITIONS OF SHARE  ISSUANCES

Shares may be issued under the Share Issuance Program either through direct and immediate purchases or through the exercise of options granted under the Option Grant Program.  The issued shares shall be evidenced by a Restricted Share Purchase Agreement ("Purchase Agreement") that complies with (or incorporates) each of the terms and conditions of this Article III.

(a)           Share Price

(1)           Except for shares issued to employees of the Company from and after January 1, 2005 under the Plan, the purchase price per share shall be fixed by the Plan Administrator, but in no event shall it be less than eighty-five percent (85%) of the fair market value per Common Share on the date of issuance (or, if an option is utilized, on the grant date of such option).  However, if the individual to whom the share issuance is made is at such time a 10% Shareholder (as defined in Article II, Section 1(a)(3)), then the purchase price per share shall not be less than one hundred ten percent (110%) of the fair market value per Common Share on the date of issuance (or, if an option is utilized, on the grant date of such option).  Fair market value shall be determined in accordance with Article II, Section (1)(a)(4); provided, however, if any shares issued under the Plan are subject to the permanent right of first refusal of the Company or its assigns under subsection 1(d) below, then the fair market value shall be appropriately adjusted to reflect the effect of such non-lapse restriction.

(2)           For shares issued to employees of the Company from and after January 1, 2005 under the Plan, the purchase price per share shall be fixed by the Plan Administrator, but in no event shall it be less than one hundred percent (100%) of the fair market value per Common Share on the date of issuance (or, if an option is utilized, on the grant date of such option).  However, if the individual to whom the share issuance is made is at such time a 10% Shareholder (as defined in Article II, Section 1(a)(3)), then the purchase price per share shall not be less than one hundred ten percent (110%) of the fair market value per Common Share on the date of issuance (or, if an option is utilized, on the grant date of such option).  Fair market value shall be determined in accordance with Article II, Section (1)(a)(4); provided, however, if any shares issued under the Plan are subject to the permanent right of first refusal of the Company or its assigns under subsection 1(d) below, then the fair market value shall be appropriately adjusted to reflect the effect of such non-lapse restriction.

(3)           Shares shall be issued under the Plan for such consideration as the Plan Administrator shall from time to time determine, provided that in no event shall shares be issued for consideration other than:

(A)           cash or cash equivalents;

(B)           Common Shares valued in accordance with Article II, Section 1(a)(4);

(C)           a promissory note of the Participant payable to the Company's order, which may be subject to cancellation by the Company in whole or in part upon such terms or conditions as the Plan Administrator shall specify; or

(D)           payment effected through a broker-dealer sale and remittance procedure pursuant to which the Participant (I) shall provide irrevocable written instructions to the designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds, an amount equal to the aggregate purchase price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such broker-dealer.

(b)           Vesting Schedule

(1)           The interest of a Participant in the Common Shares issued to him under the Plan may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments in accordance with the vesting provisions of subsection (b)(4).  Except as otherwise provided in subsection (b)(3), the Participant may not transfer any of the Common Shares in which he does not have a vested interest; accordingly, all unvested shares issued to him under the Plan shall bear the restrictive legend specified in subsection (c)(1), until such legend is removed in accordance with subsection (c)(2).  The Participant, however, shall have all the rights of a shareholder with respect to the Common Shares issued to him hereunder, whether or not his interest in such shares is at the time vested.  Accordingly, the Participant shall have the right to vote such shares and to receive any cash dividends or other distributions paid or made with respect to such shares.  Any new, additional or different shares or other property (including money paid other than as a regular cash dividend) which the holder of unvested Common Shares may have the right to receive by reason of a share dividend, share  split or reclassification of Common Shares or by reason of a merger, amalgamation , consolidation, reorganization or liquidation shall be issued to him, subject to (i) the same vesting requirements under subsection (b)(4) applicable to his unvested Common Shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

(2)           As used in this Article III, the term "transfer" shall include (without limitation) any sale, pledge, encumbrance, gift or other disposition of such shares.  However, the Participant shall have the right to make a gift of one or more shares acquired under the Share Issuance Program, whether vested or unvested and whether or not subject to the subsection (d)(1) right of first refusal, to his spouse, parents or children or to a trust established for such spouse, parents or children, provided the donee of such shares delivers to the Company a written agreement to be bound by all the provisions of the Plan and other instruments executed by the Participant to evidence his prior acquisition of the gifted shares.  Any gift made in accordance with the foregoing limitations shall not trigger the exercise of the Company's repurchase rights under subsection (b)(3) or the Company's first refusal rights under subsection (d)(1).

(3)           In the event a Participant should, while his interest in the Common Shares remains unvested, (i) attempt to transfer (other than by way of a permissible gift under subsection (b)(2)) any of the unvested Common Shares or any interest therein or (ii) cease to remain in Service for any reason whatsoever, then the Company shall have the right to repurchase any or all of the unvested shares at a price equal to the lesser of (i) the original purchase price paid by the Participant or, if such shares are subject to the Company's permanent first refusal right under subsection (d)(1), (ii) the fair market value of such shares appropriately discounted to reflect the Company's right of first refusal, and the Participant shall thereafter have no further shareholder rights with respect to the repurchased shares.

(4)           Any Common Shares issued under the Share  Issuance Program which are not vested at the time of such issuance shall vest in one or more installments thereafter.  The elements of the vesting schedule, namely the number of installments in which the shares are to vest, the interval or intervals (if any) which are to lapse between installments and the effect which death, disability or any other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and shall be specified in the Purchase Agreement executed by the Company and the Participant at the time of issuance of the unvested shares.

(5)           The Plan Administrator may in its discretion elect not to exercise, in whole or in part, its repurchase rights with respect to any unvested Common Shares or other assets which would otherwise at the time be subject to repurchase pursuant to the provisions of subsection (b)(3).  Such an election shall result in the immediate vesting of the Participant's interest in the Common Shares as to which the election applies.

(c)           Share Legends

(1)           Each certificate representing unvested Common Shares (or other securities) issued under the Plan shall bear a restrictive legend substantially as follows:

"The securities represented by this certificate are subject to repurchase by the Company pursuant to the provisions of the Restricted Share  Purchase Agreement between the Company and the registered holder of the securities (or his predecessor in interest).  Such agreement grants certain repurchase rights to the Company in the event the registered holder (or his predecessor in interest) terminates his employment or service with the Company.  A copy of such agreement is on file at the principal office of the Company."

(2)           As the interest of the Participant vests with respect to any share  certificate representing shares acquired under the Share  Issuance Program, the Company shall, upon the Participant's delivery of such certificate during the period or periods designated each year by the Plan Administrator, issue a new certificate for the vested shares without the restrictive legend of subsection (c)(1) and a second certificate for the balance of the shares with such legend.  If the Company repurchases any unvested shares of the Participant pursuant to the provisions of subsection (b)(3), the Company shall at the time the repurchase is effected deliver a new certificate, without the restrictive legend of subsection (c)(1), representing the number of shares (if any) in which the Participant is vested and which are accordingly no longer subject to repurchase by the Company pursuant to the provisions of subsection (b)(3).

(d)           Permanent Right of First Refusal

(1)           Any and all shares issued under the Share  Issuance Program may, in the discretion of the Plan Administrator, be subject to a permanent right of first refusal exercisable by the Company or its assigns.  Should shares subject to such restriction be issued, then the Participant (and each successor in interest or transferee of the shares) must, prior to any subsequent sale or other transfer of the shares for value, first offer to sell the shares to the Company or its assigns at a price determined in accordance with the following formula:

X = M - D, where

X is the price at which the Company or its assigns may repurchase the shares,

M is the fair market value of the shares on the date of repurchase, determined in accordance with the provisions of Article II, Section 1(a)(4), without regard to the Company's permanent right of first refusal, and

D is the appropriate price differential determined by the Plan Administrator in its sole discretion at the time the shares are issued and set forth in the written instrument evidencing such right.

(2)           Each share  certificate representing shares subject to the subsection (d)(1) right of first refusal shall be appropriately legended to disclose the perpetual existence of such right, and all transferees of the shares shall accordingly take the shares subject to the terms and provisions of the Company's permanent right of first refusal.

(3)           The remaining terms and provisions of the permanent right of first refusal shall be determined by the Plan Administrator in its discretion and specified in the written instrument evidencing such right.

(4)           The Plan Administrator may, at any time in its sole discretion, cancel (upon such terms and conditions as it deems appropriate) the Company's rights of first refusal with respect to one or more shares issued with such restrictions under the Share Issuance Program.

ARTICLE IV

MISCELLANEOUS

1.           INVESTMENT PURPOSE

If necessary or advisable to comply with applicable Federal or State securities laws, any option granted, or shares issued, under the Plan may be granted or issued on the condition that the Optionee or Participant agrees that the Common Shares purchased thereunder are for investment purposes only and not for resale or distribution and that such shares shall be disposed of only in accordance with such laws.  As a condition to issuance of any shares purchased upon the exercise of any option granted, or shares issued, pursuant to the Plan, the Optionee or Participant, or his executor, administrator, heir, legatee or transferee (as the case may be) receiving such shares may be required to deliver to the Company an instrument, in form and substance satisfactory to the Company and its counsel, implementing such agreement.  Any such condition may be eliminated by the Plan Administrator if the Plan Administrator determines it is no longer necessary or advisable.

2.           LOANS OR GUARANTEE OF LOANS

The Plan Administrator may, in its discretion, assist any Optionee or Participant who is a current or former employee of the Company (including an Optionee or Participant who is an officer or director of the Company) in the exercise of one or more options granted to such Optionee under the Article II Option Grant Program or the purchase of one or more shares issued to such Participant under the Article III Share  Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Company to such Optionee or Participant, (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Shares in installments over a period of years, or (iii) authorizing a guarantee by the Company of a third-party loan to the Optionee or Participant.  The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the share  option agreement or restricted share  purchase agreement.  Such loans, installment payments and guarantees may be granted with or without security or collateral, but the maximum credit available to the Optionee or Participant may not exceed (A) the aggregate option price or purchase price for the shares (less their par value, which must in all events be paid in cash) plus (B) any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with such exercise or purchase.

3.           AMENDMENT OF THE PLAN AND AWARDS

(a)           The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever; provided, however, that no such amendment or modification may adversely affect rights and obligations of an option holder with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Shares issued under the Plan prior to such action, unless the Optionee or Participant consents to such amendment.  In addition, the Board may not, without the approval of the Company's shareholders, amend the Plan to (i) increase the maximum number of shares issuable under the Plan (except for permissible adjustments under Article I, Section 5(c)), (ii) materially increase the benefits accruing to individuals who participate in the Plan, or (iii) materially modify the eligibility requirements for participation in the Plan.

(b)           Options may be granted under the Plan to purchase Common Shares in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and is thereafter submitted to the Company's shareholders for approval and (ii) each option so granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such shareholder approval.

4.           EFFECTIVE DATE AND TERM OF PLAN

(a)           The Plan as initially implemented became effective on December 23, 1983, upon the issuance of 92,000 Common Shares subject to the Company's permanent rights refusal under Article III, Section 1(d).  The Plan was restated in April 1987 and approved by the Company's shareholders at the 1987 Annual Meeting.  At the 1989 Annual Meeting, the Company's shareholders approved an increase in the number of Common Shares issuable over the term of the Plan from 200,000 shares to 300,000 shares.  The Plan was restated in 1990 and approved in 1991 to extend its term to December 15, 2003 and to increase the number of Common Shares issuable over the term of the Plan to 550,000 shares, again in 1992 to increase the number of shares to 1,000,000 shares, and again in 1996 to increase the number of shares to 1,250,000 shares.  The restatement of the Plan was adopted by the Board on October 30, 1996 and was approved by the Company's shareholders at the 1997 Annual Meeting. The Plan was further amended to reflect the change of domicile from Delaware to Bermuda and the new restatement of the Plan was adopted by the Board on February 24, 1999. Amendments to the Plan were adopted by the Board and approved by the Company’s shareholders on May 30, 2001 to increase the number of shares issuable under the Plan and to extend the term of the Plan to November 15, 2011.  Amendments to the Plan were adopted by the Board and approved by the Company’s shareholders on May 23, 2006 to increase the number of shares issuable under the Plan and to eliminate the provisions that permit a discount to the fair market price of the common shares on the date of issuance or grant.

(b)           The provisions of this restated and amended Plan shall apply only to option grants and share issuances effected under the Plan from and after the May 30, 2001 effective date.  All option grants and share issuances effected under the Plan prior to such effective date shall continue to be governed by the terms and conditions of the Plan (and the respective instruments evidencing each such grant or issuance) as in effect on the date the option grant or share issuance was previously made, and nothing in this May 30, 2001 restatement shall be deemed to affect or otherwise modify the rights or obligations of the holders of such option grants or share issuances with respect to the Common Shares subject thereto.

(c)           Unless sooner terminated in accordance with Section 3 of Article II, the Plan shall terminate upon the earlier of (i) November 15, 2011 or (ii) the date on which all shares available for issuance under the Plan have been issued or cancelled pursuant to the exercise or surrender of options granted under Article II or pursuant to the issuance of shares under Article III.  If the date of termination is determined under clause (i) above, then all options outstanding on such date under Article II and all shares issued and outstanding on such date under Article III shall not be affected by the termination of the Plan and will thereafter continue to have force and effect in accordance with the provisions of the share  option agreements evidencing such Article II options and the share  purchase agreements evidencing the issuance of such Article III shares.

5.           USE OF PROCEEDS

Any cash proceeds received by the Company from the issuance of Common Shares hereunder shall be used for general corporate purposes.

6.           WITHHOLDING

The Company's obligation to deliver shares upon the exercise or surrender of any options granted under Article II or upon the purchase of any shares issued under Article III shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

7.           REGULATORY APPROVALS

The implementation of the Plan, the granting of any option under the Option Grant Program, the issuance of any shares under the Share Issuance Program, and the issuance of Common Shares upon the exercise or surrender of the option grants made hereunder shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the Common Shares issued pursuant to it.